Exhibit 99.15

INVESTOR AGREEMENT

This INVESTOR AGREEMENT (this “Agreement”), dated as of May 9, 2018, by and among OCM Opps 7b Real Holdings, LLC, OCM Opps 8 Real Holdings, LLC, OCM VOF Real Holdings, LLC, OCM Hunt Real Holdings, LLC, Oaktree European Credit Opportunities Holdings Ltd., OCM FIE, LLC, OCM High Yield Plus ALS Holdings, L.P. and OCM Opportunities Fund VII, L.P. (collectively, the “Oaktree Investors” and each individually, an “Oaktree Investor”), and the Persons identified on the signature page hereto as the “Other Investors” (collectively, the “Other Investors” and each individually, an “Other Investor” and collectively with the Oaktree Investors, the “Investors” and each individually, an “Investor”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in that certain Stockholders Agreement, dated as of the date hereof (the “Stockholders Agreement”), by and among the Company, OCM Opps 7b Real Holdings, LLC and certain Affiliates thereof.

WHEREAS, it is anticipated that the Oaktree Investors may become stockholders of Elah Holdings, Inc. (f/k/a Real Industry, Inc.), a Delaware corporation (the “Company”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound, the parties hereto agree as follows:

A. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Capital Contribution” means, with respect to any Investor, the amount and/or agreed value of money, promissory obligations, property or services (if any) contributed or paid by such Investor or an Affiliate of such Investor to the Company or its Affiliates in exchange for Equity Securities of the Company or its subsidiaries.

“Equity Securities” means, with respect to any Person, any (i) membership interests or shares of capital stock, (ii) equity, ownership, voting, profit or participation interests or (iii) similar rights or securities in such Person or any of its subsidiaries, or any rights or securities convertible into or exchangeable for, options or other rights to acquire from such Person or any of its subsidiaries, or obligation on the part of such Person or any of its subsidiaries to issue, any of the foregoing.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of the Effective Date, by and among the Company, the Other Investors and the other parties thereto, and any other securities purchase agreement entered into by the Other Investors and any other party on the Effective Date with respect to Equity Securities of the Company.

B. Certain Restrictions on the Other Investors. The Other Investors shall not (and shall cause their Affiliates not to) (i) make any Capital Contributions or (ii) otherwise (except as expressly contemplated under the Purchase Agreement) purchase any Equity Securities of the Company or its subsidiaries directly or indirectly from the Company or its subsidiaries (the transactions described in clauses (i) and (ii), the “Triggering Transactions”), unless the Oaktree Investors (including each of its respective Affiliates to which Equity Securities are transferred pursuant to paragraph C.2. hereof) then holding Equity Securities of the Company (the “Rightholders”) are (x) provided with at least ten (10) business days’ written notice prior to such proposed Triggering Transaction and (y) offered the pro rata right (but not the obligation), based on the applicable Rightholder’s percentage of issued and outstanding Common Stock of the Company held at the time of its receipt of such prior written notice, to participate on the same price, terms and conditions upon which the applicable Other Investor or Affiliate thereof plans to consummate the applicable Triggering Transaction. Within ten (10) Business Days after receipt of such notice, each Rightholder may, in its sole discretion, deliver written notice to the Company electing to participate in such Triggering Transaction pursuant to this Agreement. If no such written notice is so delivered within such ten (10) Business Day period by a Rightholder, such Rightholder shall be deemed to have elected not to participate in such Triggering Transaction. For the avoidance of doubt, a Triggering Transaction shall not include the issuance or award of Equity Securities under the Company’s employee benefit plans or any Equity Securities of the Company or any of the Company’s subsidiaries issued in connection with an acquisition.

C. General Provisions.

1. Miscellaneous. The provisions of Sections 11 (Notices), 12 (Entire Agreement), 13 (Successors and Assigns) (except as set forth herein), 14 (No Third-Party Beneficiaries), 15 (Headings), 17 (Severability), 19 (Governing Law; Submission to Jurisdiction), 20 (Waiver of Jury Trial), 21 (Counterparts) and 22 (Further Assurances) of the Stockholders Agreement shall apply to this Agreement mutatis mutandis.

2. Assignment. The Oaktree Investors’ rights under this Agreement do not attach to their Equity Securities except with respect to, and only to the extent of, a transfer of Equity Securities to Affiliates of the Oaktree Investors (and only for so long as any such transferee remains an Affiliate of the Oaktree Investors), provided that any such transferee executes and delivers to the Company a joinder agreement pursuant to which such transferee agrees to be bound by the terms hereof as an Oaktree Investor hereunder. Any Oaktree Investor effecting any such transfer shall notify the Company of such transfer within three (3) Business Days thereof.

3. Remedies. Each party hereto, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each party hereto acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

4. Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by each of the parties hereto. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement.

5. Termination. This Agreement shall terminate at such time as all of the Oaktree Investors first cease to hold any Equity Securities of the Company.

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IN WITNESS WHEREOF, the parties hereto, each intending to be legally bound hereby, have caused this Agreement to be executed as of the date first above written.

OAKTREE INVESTORS:

OCM OPPS 7B REAL HOLDINGS, LLC

By:	Opps 7b Opportunities ALS Holdings Ltd.
Its:	Sole Member

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Brian Laibow
Name:	Brian Laibow
Title:	Managing Director

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

OCM OPPS 8 REAL HOLDINGS, LLC

By:	Opps 8 Opportunities ALS Holdings Ltd.
Its:	Sole Member

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Brian Laibow
Name:	Brian Laibow
Title:	Managing Director

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

[Signature Page to the Investor Agreement]

OCM VOF REAL HOLDINGS, LLC

By:	Oaktree Value Opportunities Fund, L.P.
Its:	Sole Member

By:	Oaktree Value Opportunities Fund GP, L.P.
Its:	General Partner

By:	Oaktree Value Opportunities Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Brian Laibow
Name:	Brian Laibow
Title:	Managing Director

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

OCM HUNT REAL HOLDINGS, LLC

By:	Huntington Opportunities ALS Holdings Ltd.
Its:	Sole Member

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Brian Laibow
Name:	Brian Laibow
Title:	Managing Director

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

[Signature Page to the Investor Agreement]

OAKTREE EUROPEAN CREDIT OPPORTUNITIES HOLDINGS LTD.

By:	Oaktree Europe GP, Limited
Its:	Director

By:	/s/ Martin Boskovich
Name:	Martin Boskovich
Title:	Director

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Director

OCM HIGH YIELD PLUS ALS HOLDINGS, L.P.

By:	Oaktree Fund GP IIA, LLC
Its:	General Partner

By:	Oaktree Fund GP II, L.P.
Its:	Managing Member

By:	/s/ Brian Laibow
Name:	Brian Laibow
Title:	Authorized Signatory

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Authorized Signatory

[Signature Page to the Investor Agreement]

OCM FIE, LLC

By:	/s/ Brian Laibow
Name:	Brian Laibow
Title:	Authorized Signatory

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Authorized Signatory

OCM OPPORTUNITIES FUND VII, L.P.

By:	OCM Opportunities Fund VII GP, L.P.
Its:	General Partner

By:	OCM Opportunities Fund VII GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Brian Laibow
Name:	Brian Laibow
Title:	Managing Director

By:	/s/ Emily Stephens
Name:	Emily Stephens
Title:	Managing Director

[Signature Page to the Investor Agreement]

OTHER INVESTORS:

210/RELY PARTNERS, LP

By:	210/RELY Investment, LLC,
a Texas limited liability company,
its General Partner

By:	/s/ Robert H. Alpert
Name:	Robert H. Alpert
Title:	Principal

GOLDMAN SACHS BDC, INC.

By:	/s/ Brendan McGovern
Name:	Brendan McGovern
Title:	Chief Executive Officer and President

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT LLC

By:	/s/ Brendan McGovern
Name:	Brendan McGovern
Title:	Chief Executive Officer and President

GOLDMAN SACHS MIDDLE MARKET LENDING CORP.

By:	/s/ Brendan McGovern
Name:	Brendan McGovern
Title:	Chief Executive Officer and President

[Signature Page to the Investor Agreement]